                                     SCHEDULE 14A
                                    (RULE 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                  (AMENDMENT NO.  )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             MINNTECH CORPORATION
--------------------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement, if
                              other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)   Title of each class of securities to which transaction applies:

         --------------------------------------------------------------------

    2)   Aggregate number of securities to which transaction applies:

         --------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

         --------------------------------------------------------------------

    4)   Proposed maximum aggregate value of transaction:

         --------------------------------------------------------------------

    5)   Total fee paid:

         ---------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount Previously Paid:

         --------------------------------------------------------------------

    2)   Form, Schedule or Registration Statement No.:

         --------------------------------------------------------------------

    3)   Filing Party:

         --------------------------------------------------------------------

    4)   Date Filed:

         --------------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                          MINNTECH -REGISTRATION MARK-
                            14605 28TH AVENUE NORTH
                          MINNEAPOLIS, MINNESOTA 55447

                            ------------------------

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Radisson Plaza Hotel Minneapolis, 35 South Seventh Street, Minneapolis, Minnesota at 3:30 p.m., Central Daylight Time, on August 25, 1999.

    The Notice of Annual Meeting of Stockholders and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our stockholders.

    Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot personally attend, we encourage you to make certain that you are represented at the meeting by signing the accompanying proxy and promptly returning it in the enclosed envelope.

                                          Sincerely,

                                          /s/ Thomas J. McGoldrick

                                          Thomas J. McGoldrick

                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

July 23, 1999

                          MINNTECH -REGISTRATION MARK-
                            14605 28TH AVENUE NORTH
                          MINNEAPOLIS, MINNESOTA 55447

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           WEDNESDAY, AUGUST 25, 1999

                             ---------------------

    The Annual Meeting of Stockholders of Minntech Corporation will be held at the Radisson Plaza Hotel Minneapolis, 35 South Seventh Street, Minneapolis, Minnesota at 3:30 p.m., Central Daylight Time, on Wednesday, August 25, 1999, for the following purposes:

    1.  To elect two directors for three-year terms each.

    2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending March 31, 2000.

    3.  To transact such other business as may properly come before the meeting.

    Pursuant to due action of the Board of Directors, stockholders of record on July 9, 1999 will be entitled to vote at the meeting or any adjournments thereof.

                                          By Order of the Board of Directors

                                          /s/ Barbara A. Wrigley

                                          Barbara A. Wrigley
                                          SECRETARY

July 23, 1999

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY ON THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                                PROXY STATEMENT
                                       OF
                              MINNTECH CORPORATION
             14605 28TH AVENUE NORTH, MINNEAPOLIS, MINNESOTA 55447

                            ------------------------

                   ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                AUGUST 25, 1999

                            ------------------------

                               PROXIES AND VOTING

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Minntech Corporation (the "Company") to be used at the Annual Meeting of Stockholders of the Company to be held August 25, 1999. The approximate date on which this Proxy Statement and accompanying proxy were first sent or given to stockholders was July 23, 1999. Each stockholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to use by giving notice of such revocation to the Company in writing or in open meeting. Unless so revoked, the shares represented by such proxy will be voted at the meeting and at any adjournment or adjournments thereof. Presence at the meeting of a stockholder who has signed a proxy does not alone revoke the proxy. Only stockholders of record at the close of business on July 9, 1999 will be entitled to vote at the meeting or any adjournment or adjournments thereof.

    Under Minnesota law, each item of business properly presented at a meeting of stockholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Stockholders will be tabulated by the election inspectors appointed for the meeting and such inspectors will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to stockholders for a vote but as not being voted for the approval of the matter from which the stockholder abstains. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

    The Company has outstanding only one class of voting securities, common stock, $.05 par value. As of the close of business on the record date, July 9, 1999, 6,910,376 shares of common stock were outstanding. Each share of common stock is entitled to one vote. There is not cumulative voting for the election of directors.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                        OWNERS, DIRECTORS AND MANAGEMENT

    The following table sets forth certain information concerning the beneficial ownership of the common stock of the Company as of July 9, 1999 with respect to
(i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding common stock of the Company, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table on page 6 and (iv) all directors and executive officers as a group.

                                                           SHARES      PERCENTAGE OF
                                                         BENEFICIALLY   OUTSTANDING
                   BENEFICIAL OWNER                       OWNED(1)        SHARES
-------------------------------------------------------  -----------  ---------------
Heartland Advisors (2)                                    1,302,200           18.8%
  790 North Milwaukee St.
  Milwaukee, Wisconsin 53202

T. Rowe Price Associates, Inc. (2)(3)                       675,000            9.8
  100 East Pratt Street
  Baltimore, Maryland 21202

Wellington Management (2)                                   547,000            7.9
  75 State Street
  Boston, Massachusetts 02109

Putnam Investments, Inc. (2)                                503,187            7.3
  One Post Office Square
  Boston, Massachusetts 02109

Fleet Financial Group, Inc. (2)                             396,550            5.7
  One Federal Street
  Boston, Massachusetts 02110

Thomas J. McGoldrick                                        231,072            3.3

Fred L. Shapiro, M.D.                                       168,934            2.4

Daniel H. Schyma                                            126,103            1.8

George Heenan                                               123,851            1.8

Donald H. Soukup                                            115,525            1.7

Richard P. Goldhaber                                        115,011            1.6

Barbara A. Wrigley                                           84,250            1.2

Amos Heilicher                                               80,247            1.2

Paul E. Helms                                                44,260              *

Norman Dann                                                  28,308              *

William Hope                                                 13,548              *

Malcolm W. McDonald                                          11,599              *

All directors and executive officers as a group (14
  persons)                                                1,257,434           15.9

------------------------

*   Less than one percent.

(1) Includes shares subject to options exercisable currently or within 60 days after July 9, 1999 as follows: Mr. McGoldrick, 182,000 shares; Dr. Fred Shapiro, 60,458 shares; Mr. Schyma, 123,500 shares; Mr. Heenan, 70,835 shares; Mr. Soukup, 74,518 shares; Mr. Goldhaber, 103,500 shares; Ms. Wrigley, 84,250 shares; Mr. Heilicher, 60,458 shares; Mr. Helms, 43,500 shares; Mr. Dann, 25,308 shares; Mr. Hope, 11,248 shares; Mr. McDonald, 11,248 shares; and all directors and executive officers as a group, 986,979 shares.

(2) Information is based on Schedule 13G filed with the Securities and Exchange Commission dated as of December 31, 1998.

(3) These securities are owned by various individual and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc. (which owns 650,000 shares, representing 9.4% of the outstanding shares), which R. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. Price Associates expressly disclaims beneficial owner of such securities.

                             ELECTION OF DIRECTORS

    The Company's Restated Articles of Incorporation, as amended, provide for the election of approximately one-third of the Board of Directors annually. Accordingly, two directors are to be elected at this year's annual meeting for terms expiring in the year 2002. Set forth below is certain information with respect to each person nominated by the Board of Directors and each person whose term of office will continue after the meeting:

                                                                                            DIRECTOR     PRESENT TERM
          NAME AND AGE                  PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS          SINCE         EXPIRES
---------------------------------  ------------------------------------------------------  -----------  ---------------
NOMINEES:
Fred L. Shapiro, M.D. (64)         Chairman of the Board of the Company. Consultant to           1982           1999
                                     Hennepin Faculty Associates, a nonprofit
                                     organization involved in medical education, research
                                     and patient care, since June 1995. President of
                                     Hennepin Faculty Associates from January 1984 to
                                     June 1995. Medical Director of the Regional Kidney
                                     Disease Program from 1966 to January 1984. Professor
                                     of Medicine at Hennepin County Medical Center and
                                     the University of Minnesota. Dr. Shapiro is the
                                     nephew by marriage of Amos Heilicher. Dr. Shapiro is
                                     also a director of MediJect, Inc.
Donald H. Soukup (59)              Independent venture capitalist since 1984. Mr. Soukup         1980           1999
                                     is also a director of Ciprico, Inc. and several
                                     private companies.
CONTINUING DIRECTORS:
George Heenan (59)                 Executive Fellow and Director of the Institute of             1982           2000
                                     Strategic Management from July 1999 to present and
                                     Executive Fellow and Director of the Institute of
                                     Venture Management at the University of St. Thomas
                                     from September 1994 to July 1999. President of
                                     Bissell Healthcare Corporation, North American
                                     Operations, a manufacturer and distributor of
                                     medical products, from February 1991 to August 1994.
                                     Chairman of Clarus Medical Systems, Inc., a
                                     manufacturer of diagnostic and interventional
                                     endoscopes, from May 1987 to February 1991. Mr.
                                     Heenan has also been a principal of Heenan
                                     Investments, Inc., a venture development and
                                     investment company, since January 1986.
Amos Heilicher (81)                President of Advance Carter Co., a distributor of             1982           2000
                                     coin-operated machines, and Advance Realty Co. for
                                     more than five years. Mr. Heilicher is also the
                                     director of a private company. Mr. Heilicher is the
                                     uncle by marriage of Fred L. Shapiro.

                                                                                            DIRECTOR     PRESENT TERM
          NAME AND AGE                  PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS          SINCE         EXPIRES
---------------------------------  ------------------------------------------------------  -----------  ---------------
Thomas J. McGoldrick (58)          President and Chief Executive Officer of the Company          1997           2000
                                     since March 1997; Acting President and Chief
                                     Executive Officer from January 1997 to March 1997;
                                     Executive Vice President from June 1995 to January
                                     1997; and Vice President Corporate Development from
                                     March 1985 to June 1995.
Norman Dann (72)                   Independent Consultant. Director of Medwave Inc. and          1995           2001
                                     several private companies.
William Hope (66)                  Director and past President and Chief Executive               1998           2001
                                     Officer of G&K Services, Inc., a supplier of
                                     uniforms and specialty garments throughout North
                                     America. Mr. Hope was President and Chief Executive
                                     Officer of G&K Services, Inc. from 1997 to January
                                     1999, President from 1993 to 1997 and a director
                                     since 1983. Mr. Hope was the Vice President
                                     Operations of G&K Services, Inc. from 1977 to 1993,
                                     General Manager from 1969 to 1977 and Controller
                                     from 1965 to 1969.
Malcolm W. McDonald (62)           Director and Sr. Vice President of Space Center, Inc.,        1998           2001
                                     an industrial real estate firm, since 1977. Mr.
                                     McDonald is also a director of several private
                                     companies and a director or trustee of several
                                     nonprofit organizations.

    All shares represented by proxies will be voted for the election of Dr. Shapiro and Mr. Soukup except as otherwise provided therein. If a nominee should withdraw or otherwise become unavailable for reasons not presently known, such shares may be voted for another person in the place of such nominee in accordance with the best judgment of the persons named in the proxy.

    The Board of Directors had 15 meetings during the last fiscal year. Each director participated in at least 75% of the meetings of the Board of Directors and any committees on which such person served.

COMMITTEES

    The Board of Directors has established an Audit Committee, a Compensation Committee and an Acquisitions Committee. The Board does not have a Nominating Committee.

    The Audit Committee consists of two non-employee directors, Donald H. Soukup and Norman Dann, and is responsible for matters relating to accounting policies and practices, financial reporting and internal controls. The Audit Committee held one meeting during the last fiscal year.

    The Compensation Committee consists of four non-employee directors, George Heenan, Amos Heilicher, Malcolm McDonald and Fred L. Shapiro, M.D., and is responsible for making recommendations to the Board of Directors concerning the amount and form of compensation paid by the Company to its executive officers and members of the Board of Directors. The Compensation Committee held one meeting during the last fiscal year.

    The Acquisitions Committee consists of four non-employee directors, Amos Heilicher, Donald H. Soukup, Norman Dann and William Hope and is responsible for the review, evaluation and proposal to the Board of Directors of possible mergers, acquisitions and other business combinations on behalf of the Company. The Acquisitions Committee held one meeting during the last fiscal year.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows, for the fiscal years ending March 31, 1999, 1998 and 1997, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Thomas J. McGoldrick, the Company's President and Chief Executive Officer, and to each of the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                              FISCAL YEAR    ANNUAL COMPENSATION    -------------
                                              ENDED MARCH   ----------------------      STOCK         ALL OTHER
             NAME AND POSITION                    31          SALARY      BONUS        OPTIONS     COMPENSATION(1)
-------------------------------------------  -------------  ----------  ----------  -------------  ----------------
Thomas J. McGoldrick                                1999    $  264,223  $  198,750       24,000       $   20,117
  President and Chief                               1998       225,000     126,563       40,000           18,176
  Executive Officer                                 1997       159,994      --           40,000              557

Richard P. Goldhaber                                1999    $  210,911  $  105,495       12,000       $   12,899
  Vice President Research                           1998       206,856     116,357       20,000           16,282
  and Development                                   1997       202,650      --           20,000           --

Daniel H. Schyma                                    1999    $  170,930  $  128,388       12,000       $   13,045
  Vice President                                    1998       158,000      88,875       20,000           13,496
  Sales and Marketing                               1997       125,046      --           20,000              780

Barbara A. Wrigley                                  1999    $  182,337  $   91,260       12,000       $   11,862
  Executive Vice President                          1998       173,000      64,875       20,000           12,633
  Corporate Development,                            1997       144,118      --           20,000              764
  General Counsel and Secretary

Paul E. Helms(2)                                    1999    $  172,510  $   86,346       12,000       $   11,042
  Sr. Vice President                                1998       163,700      61,201       20,000           42,058(3)
  Operations                                        1997       101,538      --           20,000           15,588(3)

------------------------

(1) Except as otherwise noted, includes profit sharing contributions and/or 401(k) matching contributions under the Company's Profit Sharing and Retirement Plan. See "Report of the Compensation Committee."

(2) Mr. Helms commenced his employment with the Company on August 5, 1996.

(3) Consists of amounts reimbursed to Mr. Helms for moving and temporary living expenses.

STOCK OPTIONS

    The following table contains information concerning the grant of stock options under the Company's 1998 Stock Option Plan during fiscal 1999 to the named executive officers of the Company identified in the Summary Compensation Table above.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE
                                                                                    VALUE AT ASSUMED RATES
                                            % OF TOTAL                                  OF STOCK PRICE
                                          OPTIONS GRANTED                              APPRECIATION FOR
                             NUMBER OF    TO EMPLOYEES IN                               OPTION TERM(2)
                              SHARES     FISCAL YEAR ENDED  EXERCISE   EXPIRATION   ----------------------
           NAME             GRANTED(1)    MARCH 31, 1999      PRICE       DATE          5%         10%
--------------------------  -----------  -----------------  ---------  -----------  ----------  ----------
Thomas J. McGoldrick            24,000            9.3%      $  12.675     3/29/09   $  495,600  $  785,982
Richard P. Goldhaber            12,000            4.6%         12.675     3/29/09      247,800     393,000
Daniel H. Schyma                12,000            4.6%         12.625     3/29/09      247,800     393,000
Barbara A. Wrigley              12,000            4.6%         12.625     3/29/09      247,800     393,000
Paul E. Helms                   12,000            4.6%         12.625     3/29/09      247,800     393,000

------------------------

(1) Fifty percent of each option is exercisable immediately, the remaining shares become exercisable in four equal installments on March 29, 2000, 2001, 2002 and 2003. The options have a ten-year term and were granted at the fair market value of the Company's common stock on the date of grant.

(2) Potential realized values shown above represent the potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will be dependent upon overall market conditions and the future performance of the Company and its common stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth information with respect to the named executives concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                          AGGREGATED OPTION EXERCISES
                      AND FISCAL YEAR-END OPTION VALUES(1)

                                                           VALUE OF UNEXERCISED
                              NUMBER OF UNEXERCISED     IN-THE-MONEY OPTIONS AS OF
                            OPTIONS AT MARCH 31, 1999       MARCH 31, 1999 (2)
                            --------------------------  --------------------------
           NAME             EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------  -----------  -------------  -----------  -------------
Thomas J. McGoldrick           182,000        52,000     $ 303,750    $    61,963
Richard P. Goldhaber           103,500        28,500       176,875         35,625
Daniel H. Schyma               123,500        28,500       228,125         35,625
Barbara A. Wrigley              84,250        28,500       138,375         35,625
Paul E. Helms                   38,500        33,500        46,875         45,625

------------------------

(1) No options were exercised by any named executives during the fiscal year ended March 31, 1999.

(2) Market value of shares covered by in-the-money options on March 31, 1999, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price. Market price was $12.625 per share on March 31, 1999.

EMPLOYMENT AGREEMENTS

    The Company has entered into agreements with its executive officers, including the executive officers named in the Summary Compensation Table above, that provide for a lump sum cash severance payment equal to an amount of one dollar less than three times the executive's average annual compensation for the preceding five year period or, if less, the period of the executive's employment with the Company, plus fringe benefits, in the event of a "change of control" of the Company. The maximum amounts currently payable to the named executives in the event of a change of control are as follows: Mr. McGoldrick, $1,078,841; Mr. Goldhaber, $725,323; Mr. Schyma, $526,870; Ms. Wrigley, $543,478; and Mr. Helms, $603,313. The agreements are in effect until September 1, 1999. The agreements automatically renew for additional periods of one year after the end of the effective period until notice of termination of the agreement is given to the executive by the Company. Such notice must be given by the Company within 60 days prior to the expiration of the original term of the agreement or the annual renewal period then in effect. If a change in control of the Company occurs during the original term of the agreement or any renewal term then in effect, the severance payments are due any executive who either is involuntarily terminated by the Company or voluntarily terminates his or her employment after a reduction in his or her duties, compensation or fringe benefits which occurs within the 36-month period following the change of control. Under the agreement, each executive agrees to remain with the Company for 90 days following a change of control to assist the transition, after which time the executive may, during the next 90 days, voluntarily terminate his or her employment and receive 50% of such severance payment.

DIRECTOR COMPENSATION

    All non-employee directors received an annual fee of $10,000 (provided such directors attended at least 75% of all meetings of the Board of Directors during the fiscal year) and also received $1,000 for each full meeting attended in fiscal 1999. All directors received $750 for each committee meeting attended. Directors and their spouses are reimbursed for all travel expenses incurred in connection with attendance at meetings of the Board of Directors. Effective April 1, 1999, the Board of Directors increased the annual fee paid to non-employee directors to $15,000 annually. The amount of the fees paid to directors for attendance of full meetings and committee meetings remained unchanged. The Board of Directors also reduced the number of scheduled full meetings from twelve to six.

    Effective April 1, 1995, the Company adopted the Emeritus Director Consulting Plan (the "Plan"). The Plan has been adopted to enable the Company to continue to utilize the expertise of directors after retirement. Non-employee directors who have served on the Board of Directors for five full consecutive years are eligible for, and in the event of a change in control of the Company are, subject to certain exceptions, entitled to, participation in the Plan. An annual fee equal to the annual retainer in effect at the time of the director's retirement will be paid in consideration for consulting services to be provided to the Company following the director's retirement. Determination of eligibility and participation in the Plan will be made annually. The length of participation in the Plan will be limited to the number of years of service on the Board of Directors. There are presently no directors participating in the Plan.

    The Company's 1998 Stock Plan (the "1998 Plan") provides for the annual, automatic granting of a defined number of options to non-employee directors at the last regularly scheduled meeting of the Board of Directors during the fiscal year. Such options are granted to each director who is not and has never been an employee of the Company and who (i) is serving an unexpired term as a director, as of the date of the last regularly scheduled meeting of the Board of Directors during any fiscal year of the Company and (ii) at the time of any such meeting, has served as a director for at least six months of the year preceding the date of such meeting. The 1998 Plan provides that each such director shall, as of the date of the applicable meeting, automatically receive a non-qualified option to purchase 7,030 shares of the Company's common stock, with the option price equal to the fair market value of the Company's common stock on such date. The 1998 Plan was amended in September 1998 to provide that commencing April 1, 1998, no option may be granted under the 1998 Plan in any fiscal year if following such grant the number of shares purchasable pursuant to options granted under the 1998 Plan in such fiscal year would exceed 3% of the total number of outstanding shares of the Company as of the date of such grant. Because of this amendment, the Board unanimously agreed to reduce the number of shares to be granted to each non-employee Director to 4,218 shares. Non-employee directors as a group from April 1, 1998 through March 31, 1999 were granted options under the 1998 Plan to purchase 29,526 shares at an exercise price of $12.875 per share.

REPORT OF THE COMPENSATION COMMITTEE

    OVERVIEW

    The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing compensation policies for all executive officers of the Company, including the five most highly compensated executive officers named in the accompanying tables (the "Named Executives"). The Committee establishes the total compensation for the executive officers in light of these policies. The Committee is composed entirely of non-employee directors.

    The following report addresses the Company's executive compensation policies and discusses factors considered by the Committee in determining the compensation of the Company's President and Chief Executive Officer and other executive officers for its fiscal year ended March 31, 1999.

    COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

    The Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. To that end, the Committee has established certain parameters of corporate performance that must be met before the discretionary features of its executive compensation plans apply. These discretionary features include stock option grants and performance bonuses, which are from 50% to 75% of an executive officer's base salary. Absent the discretionary features, the Company's executive officers are paid base salaries that are subject to annual cost-of-living increases, along with periodic adjustments to make such salaries competitive with other similar sized companies in the medical device industry. The Company's executive officers are also given the opportunity to participate in certain other broad-based employee benefit plans. As the result of the Company's increased emphasis on tying executive compensation to corporate performance, in any particular year the Company's executives may be paid more or less than the executives of other companies in the medical device industry. The Company's use of stock option grants as a key component of its executive compensation plans reflects the Committee's position that stock ownership by management and stock-based compensation arrangements are beneficial in aligning management's and stockholders' interests to enhance stockholder value.

    RELATIONSHIP OF PERFORMANCE UNDER THE COMPENSATION PLANS

    Compensation paid to the Company's executive officers in fiscal 1999, as reflected in the Summary Compensation Table above as to the Named Executives, consisted of base salary and bonuses paid pursuant to a plan adopted by the Committee prior to the beginning of fiscal 1999. In addition, the Committee had established target performance levels and corresponding bonus amounts if those performance levels are met for the current fiscal year under the Company's bonus plan. The measures of performance that are utilized under the Company's performance bonus plan for fiscal 1999 were based on achieving specified pre-tax profits, taking into account certain levels of projected growth in earnings per share and return on stockholders' equity.

    The various performance-related aspects of the Company's executive compensation plans are set forth below:

    PERFORMANCE BONUS AWARDS. Performance bonus opportunities for the Company's executive officers, including the Named Executives and other key employees, are linked to a percentage of base salary, generally limited to 50% to 75% of an executive's base salary for fiscal 1999. Prior to the start of fiscal 1999, the Committee established a maximum bonus pool payable based on the Company reaching certain increases in pre-tax profits. The Committee has once again established corporate target performance levels and corresponding bonus amounts if those performance levels are met for the current fiscal year under the Company's bonus plan. The measures of performance utilized under the Company's performance bonus plan for fiscal 1999 were based on achieving pre-tax profits of varying levels, taking into account projected growth in earnings per share and return on stockholders' equity.

    At the time it establishes the target profit levels, the Committee also sets out a list of the employees allowed to participate in the performance bonus plan for the coming fiscal year, along with maximum bonus amounts payable to each participant. The Company's President and Chief Executive Officer is then allowed to determine actual amounts payable to each participant, generally limited to such maximum amounts established by the Committee, based upon his evaluation of the individual's performance, subject to ratification by the Committee.

    The Company's operating results met the pre-tax profit level established by the Committee for fiscal 1999 and $1,108,127 was paid out in bonus awards out of a total bonus pool of $1,125,883.

    STOCK OPTION GRANTS. For fiscal 1999, the Compensation Committee granted stock options to various executives, including the options granted to the Named Executives as reflected in the table above. Stock options are intended to focus the Company's key employees, including the Named Executives, on long-term Company performance which results in improvement in stockholder value and provides significant earnings potential to the executives.

    OTHER COMPENSATION PLANS. The executive officers are able to defer a portion of their income to future years under the Company's deferred compensation plan. In addition, at various times in the past the Company has adopted certain broad-based employee benefit plans in which the Company's executive officers, including the Named Executives, have been permitted to participate. The incremental cost to the Company of the Named Executives' benefits provided under these plans (which is not set forth in the table above) equaled approximately 2% to 3% of their base salaries for fiscal 1999.

    Other than with respect to the Company's Profit Sharing and Retirement Plan and its 1990 Employee Stock Purchase Plan, benefits under these plans are not directly or indirectly tied to Company performance.

    MR. MCGOLDRICK'S FISCAL 1999 COMPENSATION

    Mr. McGoldrick's compensation for fiscal 1999, as reflected in the Summary Compensation Table above, consisted of base compensation, a cash performance bonus and a grant of an option to purchase 24,000 shares of the Company's common stock. Mr. McGoldrick's base salary for fiscal 1999 was increased 17.4% over his base salary paid for fiscal 1998. Mr. McGoldrick was paid a performance bonus of $198,750 for fiscal year 1999. The Company met the target performance bonus standards set by the Committee, and the Company continued to perform well during fiscal 1999, with revenues and net earnings increasing 10% and 32% (excluding after tax earnings of $981,000 from the sale of two U.S. patents), respectively, over the previous year. The strong performance of the Company's earnings in addition to the belief that stock options provide the Company's executives with incentives tied to the Company's long-term performance, were factors considered by the Committee in its determination to grant Mr. McGoldrick an option to purchase 24,000 additional shares of the Company's common stock in March 1999.

    SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

George Heenan      Amos Heilicher     Fred L. Shapiro, M.D.     Malcolm McDonald

    PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return on the common stock of the Company for the last five fiscal years with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Medical Products and Supplies Index over the same period (assuming the investment of $100 in each on March 31, 1994, and the reinvestment of all dividends).

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG MINNTECH CORPORATION, THE
                                    S&P 500
   STOCK INDEX AND THE S&P HEALTH CARE (MEDICAL PRODUCTS AND SUPPLIES) INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                     S&P HEALTH CARE (MEDICAL PRODUCTS AND SUPPLIES)
           MINNTECH CORPORATION    S&P 500 INDEX                          INDEX
  3/94             $100                $100                                $100
  3/95             $133                $116                                $146
3/96                        $180             $153                                                  $217
3/97                         $89             $183                                                  $238
3/98                        $112             $271                                                  $344
3/99                        $114             $321                                                  $452

                                                                                         YEAR ENDED MARCH 31,
                                                                          --------------------------------------------------
                                                                             1994         1995         1996         1997
                                                                             -----        -----        -----        -----
Minntech Corporation....................................................         100          133          180           89
S&P 500 Index...........................................................         100          116          153          183
S&P Health Care (Medical Products and Supplies) Index...................         100          146          217          238


                                                                             1998         1999
                                                                             -----        -----
Minntech Corporation....................................................         112          114
S&P 500 Index...........................................................         271          321
S&P Health Care (Medical Products and Supplies) Index...................         344          452

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During the fiscal year ended March 31, 1999, the Company had a loan outstanding to Mr. McGoldrick, its President and Chief Executive Officer. The purpose of the loan was for the payment of taxes related to the exercise of options by Mr. McGoldrick in 1997. The highest amount outstanding of the loan during the fiscal year ended March 31, 1999 was $65,655. As of June 30, 1999, the outstanding balance of the loan was $59,970. The loan bears interest at the rate of 5.91% per annum, compounded semi-annually. Payment of principal and interest on the loan is due on April 13, 2000.

                           PROPOSALS OF STOCKHOLDERS

    The proxy rules of the Securities and Exchange Commission permit stockholders, after timely notice to issuers, to present proposals for stockholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by company action in accordance with the proxy rules. Stockholder proposals prepared in accordance with the proxy rules and intended to be presented at the next annual meeting of stockholders must be received by the Secretary of the Company, 14605 28th Avenue North, Minneapolis, Minnesota 55447 on or before March 25, 2000 for inclusion in the proxy statement for such annual meeting.

    Under the Company's Restated Bylaws, as amended, stockholder proposals to be brought before any meeting of stockholders must be made pursuant to timely notice in writing to the corporate secretary at 14605 28th Avenue North, Minneapolis, Minnesota 55447. To be timely, a stockholder's notice of any such business to be conducted at an annual meeting must be delivered to the Secretary of the Company, or mailed and received at the principal executive office of the Company, not less than 90 days before the first anniversary of the date of the preceding year's annual meeting of stockholders. If, however, the date of the annual meeting of stockholders is more than 30 days before or after such anniversary date, notice by a stockholder shall be timely only if so delivered or mailed and received not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. The notice must set forth as to each matter the stockholder proposes to bring before the meeting a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, the name and address, as they appear on the Company's books, of the stockholder proposing such business, the class or series (if any) and number of shares of the Company that are beneficially owned by the stockholder and any material interest of the stockholder in such business. The presiding officer of the meeting may refuse to acknowledge any proposal not made in compliance with the foregoing procedure.

    Under the Company's Restated Bylaws, as amended, nominations of persons for election as a director at any meeting of stockholders must be made pursuant to timely notice in writing to the corporate secretary at 14605 28th Avenue North, Minneapolis, Minnesota 55447. To be timely, a stockholder's notice of nominations to be made at an annual meeting of the stockholders must be delivered to the Secretary of the Company, or mailed and received at the principal executive office of the Company, not less than 90 days before the first anniversary of the date of the preceding year's annual meeting of stockholders. If, however, the date of the annual meeting of stockholders is more than 30 days before or after such anniversary date, notice by a stockholder shall be timely only if so delivered or so mailed and received not less than 90 days before such annual meeting, or, if later, within 10 days after the first public announcement of the date of such annual meeting. The notice must set forth certain information concerning such stockholder and the nominees, including their names and addresses, their principal occupation or employment, the capital stock of the Company that they beneficially own, such other information as would be required in a proxy statement soliciting proxies for the election of the nominees, a description of any arrangement or understanding between the stockholder and each nominee or other persons pursuant to which the nominations are to be made by the stockholder and the consent of each nominee to serve as a director if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    At the meeting, a vote will be taken on a proposal to ratify the appointment of PricewaterhouseCoopers LLP by the Board of Directors to act as independent accountants of the Company for the year ending March 31, 2000. PricewaterhouseCoopers LLP, independent certified public accountants, have audited the Company's financial statements since 1995. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to make a statement if such representative so desires and to respond to appropriate questions.

                                 OTHER MATTERS

SOLICITATION

    The Company will bear the cost of preparing, assembling and mailing the proxy, Proxy Statement, annual report and other material that may be sent to the stockholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail but, in addition, officers, employees and agents of the Company may solicit proxies personally by telephone or special letter without remuneration other than regular compensation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

    To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and written representations that no other reports were required during and with respect to the fiscal year ended March 31, 1999, there were no failures in such fiscal year to file on a timely basis a report required under Section 16(a) except for the failure to file a report related to the acquisition of 2,300 shares of the Company by Mr. Hope in fiscal 1999.

OTHER MATTERS

    The Board of Directors does not intend to present to the meeting any matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

    The Company is including with this Proxy Statement its Annual Report to Stockholders for the year ended March 31, 1999, which includes an audited balance sheet as of that date and the related statements of earnings, cash flows and stockholders' equity, as well as other financial information relating to the Company, including Management's Discussion and Analysis of Financial Condition and Results of Operations. STOCKHOLDERS MAY RECEIVE, WITHOUT CHARGE, A COPY OF THE COMPANY'S 1999 FORM 10-K REPORT AS

FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO MINNTECH CORPORATION, 14605 28TH AVENUE NORTH, MINNEAPOLIS, MINNESOTA 55447, ATTENTION:
CHIEF FINANCIAL OFFICER.

                                          By Order of the Board of Directors

                                          /s/ Barbara A. Wrigley

                                          Barbara A. Wrigley
                                          SECRETARY

July 23, 1999

                                 [LOGO]

                          MINNTECH CORPORATION

                             ANNUAL MEETING

                      WEDNESDAY, AUGUST 25, 1999
                   3:30 P.M. CENTRAL DAYLIGHT TIME

                          MINNTECH CORPORATION
                         14065 28TH AVENUE NORTH
                         MINNEAPOLIS, MINNESOTA






MINNTECH CORPORATION
14605 28TH AVENUE NORTH, MINNEAPOLIS, MINNESOTA 55447                     PROXY
-------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

By signing this proxy, you revoke all prior proxies and appoint Thomas J. McGoldrick and Barbara A. Wrigley, or either one of them, as Proxies, each with the power to appoint his or her substitute and to act without the other, and authorize each of them to represent and to vote, as designated herein, all shares of common stock of MINNTECH CORPORATION (the "Company") held of record by the undersigned on July 9, 1999, at the Annual Meeting of Stockholders of the Company to be held on August 25, 1999 or at any adjournment thereof.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

                     SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                            ------------------
                                                            COMPANY #
                                                            CONTROL #
                                                            ------------------
THERE ARE TWO WAYS TO VOTE YOUR PROXY.

YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above.

- Follow the simple instructions the Voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Minntech Corporation, c/o Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-0873.


                                [LOGO]


           IF YOU VOTE BY PHONE, PLEASE DO NOT MAIL YOUR PROXY CARD.
                         - Please detach here -


                       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
1. Election of directors:  01 Fred L. Shapiro, M.D.                               / / Vote FOR all       / / Vote WITHHELD for
                           02 Donald H. Soukup                                        nominees (except       all nominees
                                                                                      as marked to the
                                                                                      contrary below)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,     --------------------------------------------------
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)    /                                                /
                                                                            --------------------------------------------------

2. Ratification of the appointment of PricewaterhouseCoopers LLP as the         / / For        / / Against        / / Abstain
   independent auditors of the Company for the fiscal year ending March 31, 2000.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE
VOTED FOR EACH ITEM. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER
MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box  / /
Indicate changes below:

                                                                                   Date
                                                                                       -----------------------------------

                                                                            --------------------------------------------------
                                                                            /                                                /
                                                                            /                                                /
                                                                            /                                                /
                                                                            --------------------------------------------------
                                                                            Signature(s) in Box
                                                                            Please sign exactly as your name(s) appear(s) on
                                                                            the Proxy. If held in joint tenancy, all persons
                                                                            must sign. Trustees, administrators, etc. should
                                                                            include title and authority. Corporations should
                                                                            provide the full name of corporation and title
                                                                            of authorized officer signing the Proxy.